UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2014

PIMI AGRO CLEANTECH, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35138	26-4684680
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

POBox 360
3601201 Kiryat Tivon, Israel

(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code 972-72-211-6144

Copies to:

Jonathan R. Shechter, Esq.

Foley Shechter LLP

244 Fifth Avenue, Suite 2591

New York, New York 10001

Phone: (917) 688-4076

Fax: (917) 688-4092

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into material definitive agreement

On June 15, 2014, Pimi Agro CleanTech Ltd., an Israeli entity (“Pimi Israel”) and the wholly owned subsidiary of Pimi Agro Cleantech, Inc. (the “Company”), completed the execution of a Services Agreement dated May 29, 2014 (the “Services Agreement”) by and between Pimi Israel and Sunrise Financial Group (“Sunrise”).

Pursuant to the Services Agreement, Sunrise shall provide Pimi Israel or its affiliated companies with, among other things, business development services through the efforts of Mr. Nathan Low, a principal of Sunrise. In consideration for its services, Pimi Israel shall issue to NLBDIT 2010 Services LLC, an entity formed for the benefit of Mr. Low’s children, 1,055,555 ordinary shares of Pimi Israel, par value NIS 0.01, constituting ten percent of Pimi Israel’s share capital on fully diluted basis.

The Services Agreement will remain effective until April 15th, 2017, unless extended by mutual written agreement.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

a)	Financial statements.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Exhibits.

Exhibit Number	Description
10.1	Services Agreement dated May 29, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pimi Agro Cleantech, Inc.

Date: June 30, 2014	By:	/s/ Nimrod Ben Yehuda
Nimrod Ben Yehuda
Chief Executive Officer